EXHIBIT 10.1

FOURTH AMENDMENT TO
SENIOR REVOLVER LOAN AGREEMENT

THIS FOURTH AMENDMENT TO SENIOR REVOLVER LOAN AGREEMENT, dated effective as of July 7, 2021 (the "Fourth Amendment"), is entered into by and among EMPIRE LOUISIANA LLC, a Delaware limited liability company (the "Original Borrower" or "EL") and EMPIRE NORTH DAKOTA LLC, a Delaware limited liability company ("END", together with the Original Borrower are sometimes referred to herein collectively as the "Borrower") and CROSSFIRST BANK, a Kansas state-chartered bank (the "Bank").

RECITALS:

A.       The Original Borrower and the Bank are parties to that certain Senior Revolver Loan Agreement dated as of September 20, 2018, as amended by that certain First Amendment thereto dated as of March 27, 2019, among the Borrower and the Bank, as amended by that certain Second Amendment thereto dated as of June 30, 2020 and as amended by that certain Third Amendment thereto dated as of December 31, 2020 (collectively, the "Existing Loan Agreement"), pursuant to which the Bank extended and modified a revolving credit facility in favor of the Borrower in the maximum principal amount of $20,000,000.00 (subject to the Revolver Commitment Amount ($8,520,000.00), the Collateral Borrowing Base calculation provisions hereof and the QCR until the Revolver Final Maturity Date (currently March 27, 2022) (the "Revolver Commitment").

B.       Borrower has requested the Bank to amend, modify and extend the Revolver Commitment (subject to the reduced Revolver Commitment Amount of $7,980,000.00) until the extended Revolver Final Maturity Date (March 27, 2024), waive non-compliance with certain covenants and make certain other amendments and modifications.

C.       The Bank has agreed to make the amendments and modifications requested by Borrower on the terms, provisions, conditions and limitations set forth in the Existing Loan Agreement, as amended by the provisions of this Fourth Amendment (collectively, the "Loan Agreement").

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:

1.               Definitions. Capitalized terms used in this Fourth Amendment and not otherwise defined shall have the meaning given in the Existing Loan Agreement. In addition, the following terms are added to Article I of the Existing Loan Agreement or amended to read as follows:

"Revolver Commitment Amount" shall be the maximum outstanding principal amount plus Letter of Credit Exposure the Bank agrees from time to time to make available under the Revolver Commitment Amount (stipulated to be equal to $7,980,000.00), subject to the Collateral Borrowing Base calculations and the QCR.

"Revolver Final Maturity Date" shall mean March 27, 2024, unless otherwise extended or renewed in writing by the mutual agreement of the Borrower and the Bank.

2.               Revolver Commitment. The Revolver Commitment is hereby continued in the maximum principal amount of $20,000,000.00, to the extended Revolver Final Maturity Date, subject to the Revolver Commitment Amount, the Collateral Borrowing Base limitations and QCR described below. All of the Indebtedness created pursuant thereto is evidenced by that certain replacement Promissory Note (Revolver Note) dated as of July 7, 2021, from the Borrower payable to the order of the Bank in the maximum principal amount of $20,000,000.00 (the "Replacement Revolver Note"), in form, scope and substance acceptable to the Bank. All references in the Existing Loan Agreement and the other Loan Documents to "Revolver Note" shall hereafter mean the Replacement Revolver Note.

3.               Redetermination of Collateral Borrowing Base. Pursuant to Section 4.2 of the Existing Loan Agreement, the Collateral Borrowing Base has been redetermined in the amount of $7,980,000.00, which redetermination shall constitute and satisfy the spring 2021 semi-annual Collateral Borrowing Base redetermination.

4.               Quarterly Commitment Reduction. Section 2.13 (Quarterly Commitment Reduction) of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.13 Quarterly Commitment Reduction. As of the last day of each calendar quarter, commencing with the quarter ending on September 30, 2021, the Revolver Commitment Amount will be automatically reduced by $300,000.00 per calendar quarter (the "QCR"), and Borrower shall make a principal payment in the amount of the QCR. Such principal payment shall be in addition to the regularly scheduled interest payment that month. From time to time thereafter, the QCR will be subject to adjustment by the Bank in its discretion at each Collateral Borrowing Base redetermination. To the extent the outstanding principal balance of the Revolver Notes (including Letter of Credit Exposure) are in excess of the adjusted amount of the Revolver Commitment Amount, the Borrower shall make a mandatory principal prepayment on the Replacement Revolver Notes in such amount as is necessary to reduce the outstanding principal balance of the Replacement Revolver Notes (including Letter of Credit Exposure) to an amount less than or equal to the adjusted Revolver Commitment Amount, which such mandatory principal prepayment shall be made within five (5) days of the applicable QCR principal payment.

5.               Financial Statements and Reports. Subpart (a)(Quarterly Financial Statements) of Section (6.6) (Financial Statements and Reports) of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.6       Financial Statements and Reports.

(a)             Quarterly Financial Statements. As soon as practicable after the end of every fiscal quarter of the Borrower, including without limitation the 4th and final calendar quarter of each fiscal year, and in any event within sixty (60) days thereafter, the Borrower shall furnish to the Bank the following internally prepared consolidated financial statements, on a sound accounting basis in accordance with GAAP, consistently applied:

(i)       A balance sheet of the Borrower at the end of such period,

(ii)       A statement of income of the Borrower for such period, with year-to-date earnings,

(iii)       A statement of cash flow,

(iv)       An equity statement, and

(v)       All additional financial information reasonably requested by and in form and substance acceptable to the Bank,

setting forth in each case in comparative form the figures for each quarter period, the year to date, trailing twelve months and the previous fiscal year, if applicable, all in reasonable detail. The preparer of the reports (the President or Chief Financial Officer or Manager of Borrower) shall execute and deliver to the Bank a quarterly compliance certification in the form of Exhibit A annexed to the Loan Agreement, within sixty (60) days of each fiscal quarter end, including that he/she has obtained no knowledge of any Event of Default or Default as defined herein, or, if any Event of Default or Default existed or exists, specifying the nature and period of existence thereof and that each Borrower is in compliance with all covenants, warranties, and representations set forth in the Loan Agreement, including the financial covenants of Section 6.28 and Section 6.29. The consolidated financial statements referenced above, including, but not limited to, the balance sheets, income statements and cash flow statements delivered by Borrower to Bank shall include consolidating statements which must tie in to the 10-K and 10-Q statements currently required of Guarantor.

All remaining terms and provisions of Section 6.6 of the Existing Loan Agreement shall remain unchanged and are in full force and effect.

6.               Waiver of Non-Compliance With Minimum Hedging Requirement. The Borrower has requested and the Bank has agreed to waive Borrower's non-compliance with the minimum hedging requirement under Section 6.32 of the Loan Agreement (not less than fifty percent (50%) of Borrower's aggregate existing monthly crude oil and natural gas production for a rolling twelve (12) month period) through the test period ended June 30, 2021. The waiver contained in this Section 6 is limited to the foregoing period and shall in no way be interpreted as a requirement or agreement by the Bank to make any similar accommodation or amendment in the future.

7.               Hedging. Section 6.32 (Hedging) of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.32           Hedging. Borrower shall maintain risk management, hedging or other similar forms of price protection for its crude and natural gas production. Such devices shall include a "price floor" or comparable financial hedge or similar instrument with the Swap

Counterparty reasonably acceptable to the Bank (including, without limitation, price and term), covering initially not less than (1) sixty percent (60%) of projected PDP production from July 31, 2021 through July 30, 2022, (ii) forty percent (40%) of projected PDP production from and including July 31, 2022 through January 30, 2023 and thereafter (iii) sixty percent (60%) of projected PDP production on a rolling twelve (12) month basis, tested quarterly, and in no event more than a maximum of eighty percent (80%), of the Borrower's aggregate existing crude and natural gas production (as forecast in the Bank's most recent semiannual engineering valuation pursuant to Article IV hereof). The Borrower shall not enter into any Prohibited Hedge Transaction. The counterparty to any Hedge Agreement shall be a Swap Counterparty or such other counterparty acceptable to Bank and approved thereby in writing and, to the extent deemed necessary or appropriate by the Bank, shall enter into an Intercreditor Agreement and hedge proceeds letter as either or both are deemed necessary or appropriate by the Bank.

8.               Quarterly Compliance Certificate. The Quarterly Compliance Certificate attached as Exhibit A to the Existing Loan Agreement will be used by the Borrower for the reporting period ended June 30, 2021, but will be deleted in its entirety and replaced with Exhibit A to this Fourth Amendment, effective for the fiscal quarter ending on September 30, 2021.

9.               Guaranty Agreement. Borrower shall cause Guarantor to execute the Ratification of Guarantor attached hereto (the "Guaranty Ratification").

10.            Conditions Precedent. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Bank, each of the following as express conditions precedent to the effectiveness of the amendments and modifications contemplated by this Fourth Amendment:

(a)	This Fourth Amendment;
(b)	Replacement Revolver Note;
(c)	The Guaranty Ratification;
(d)	Closing certificates from each of the Borrowers and Guarantor; and
(e)	One executed original of the Guaranty Ratification, executed by the Guarantor.

11.            Fees and Expenses. Borrower shall promptly (in any event within ten (10) days of receipt of an invoice therefor) reimburse the Bank for its reasonable legal fees and all filing and recording fees and other costs and expenses reasonably incurred in connection with the negotiation, preparation and closing of the transactions contemplated by this Fourth Amendment, including the reasonable attorney fees and costs and expenses of Bank's legal counsel and any applicable mortgage taxes.

12.            Ratification. The remaining terms, provisions and conditions set forth in the Existing Loan Agreement shall remain in full force and effect as long as any Indebtedness of the Borrower is owing to the Bank and/or the Revolver Commitment remains in effect. The Borrower adopts, restates, confirms and ratifies the warranties, covenants and representations set forth in the

Existing Loan Agreement (except the representations and warranties that specify a specific date or period of time) and further represents to the Bank that, as of the date hereof, no Default or Event of Default exists under the Loan Agreement (including this Fourth Amendment). All references to the "Loan Agreement" appearing in any of the Loan Documents shall hereafter be deemed references to the Existing Loan Agreement as amended, modified and supplemented by this Fourth Amendment. In the event of any inconsistency between the terms of this Fourth Amendment and the terms of the Existing Loan Agreement, the terms of this Fourth Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Fourth Amendment. Each Borrower and the Bank hereby adopt, ratify and confirm the Loan Agreement, as amended hereby, and acknowledge and agree that the Loan Agreement and all other Loan Documents, are and remain in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Loan Agreement and all other Loan Documents, including the Security Instruments, are not impaired in any respect by this Fourth Amendment. Borrower further ratifies and confirms the mortgage liens and security interests granted thereby pursuant to Article III of the Existing Loan Agreement and hereby grants and regrants such mortgage liens and security interests in favor of the Bank.

13.            Reservation of Rights. Except as expressly waived hereby, the Bank retains and reserves any and all rights and remedies available at law or in equity and pursuant to the Loan Agreement and any other Loan Documents or Security Instruments executed in connection with the Loan Agreement, all of which shall remain in full force and effect.

14.            SUBMISSION TO JURISDICTION. BORROWER AND THE BANK HEREBY CONSENT TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

15.            WAIVER OF JURY TRIAL. BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN AGREEMENT (INCLUDING THIS FOURTH AMENDMENT), THE SECURITY INSTRUMENTS OR UNDER ANY AMENDMENT, SUPPLEMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT. THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

16.            Governing Law. The Loan Agreement (including the Fourth Amendment) shall be deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

17.            Release. In consideration of the amendments contained herein, Borrower hereby waives and releases Bank from any and all claims and defenses, known or unknown, as of the effective date of this Fourth Amendment, with respect to the Loan Agreement (including this Fourth Amendment) and the Loan Documents and the transactions contemplated thereby.

18.            Counterparts. This Fourth Amendment may be executed in multiple counterparts, each of which, when so executed, shall constitute an original copy. Transmission by facsimile or electronic transmission (e.g., pdf format) of an executed counterpart of this Fourth Amendment by any party shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile or electronic transmission shall be deemed to be an original counterpart of this Fourth Amendment.

19.            Reaffirmation of Indebtedness. Borrower acknowledges the terms of this Fourth Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party, and agrees that each Loan Document to which it is a party remains in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered in Tulsa, Oklahoma, in multiple counterparts effective as of the day and year first above written.

BORROWER:	EMPIRE LOUISIANA LLC,
a Delaware limited liability company

By: /s/ Michael R. Morrisett
Michael R. Morrisett, President

EMPIRE NORTH DAKOTA LLC,
a Delaware limited liability company

By: /s/ Michael R. Morrisett
Michael R. Morrisett, President

BANK:	CROSSFIRST BANK

By: /s/ Terry D. Blain
Terry D. Blain
Senior Vice President/Energy Bank